[logo - American Funds®]	New World Fund, Inc. 333 South Hope Street Los Angeles, California 90071 Phone (213) 486-9200

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

GINA H. DESPRES, Vice Chairman and Principal Executive Officer, and R. MARCIA GOULD, Treasurer and Principal Financial Officer of New World Fund, Inc. (the "Registrant"), each certify to the best of her knowledge that:

1)
The Registrant's periodic report on Form N-CSR for the period ended April 30, 2007 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

NEW WORLD FUND, INC.	NEW WORLD FUND, INC.

/s/ Gina H. Despres	/s/ R. Marcia Gould
Gina H. Despres, Vice Chairman	R. Marcia Gould, Treasurer

Date: July 6, 2007	Date: July 6, 2007

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to NEW WORLD FUND, INC. and will be retained by NEW WORLD FUND, INC. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.